Exhibit 99.1
    16100 S. LATHROP AVENUE, HARVEY, ILLINOIS 60426

FOR IMMEDIATE RELEASE
Atkore International Holdings Inc. Announces Third Quarter Fiscal Year 2013 Financial Results
Harvey, Illinois – August 9, 2013 – Atkore International Holdings Inc. (“Atkore International” or the “Company”), a global manufacturer of galvanized steel tubes and pipes, electrical conduit, armored wire and cable, metal framing systems and building components, today reported financial results for the third quarter of fiscal year 2013.
Fiscal Year 2013 Third Quarter Financial Highlights
FINANCIAL RESULTS

	Three months ended June 28, 2013	Three months ended June 29, 2012	Change	Nine months ended June 28, 2013	Nine months ended June 29, 2012	Change
($ in millions)
Net sales	$406	$428	$(22)	$1,197	$1,226	$(29)
Operating (loss) income	(17)	7	(24)	1	30	(29)
Adjusted EBITDA	23	32	(9)	78	88	(10)
Adjusted Economic EBITDA	32	43	(11)	101	113	(12)

 Net Sales
Net sales decreased $22 million for the three months ended June 28, 2013 to $406 million, from $428 million for the three months ended June 29, 2012. The decrease was due primarily to the impact of lower average selling prices from our Global Pipe, Tube & Conduit ("GPTC") and Global Cable & Cable Management ("GCCM") products of $24 million and an unfavorable foreign currency exchange impact of $2 million, primarily as a result of the appreciation of the U.S. Dollar versus the Brazilian Real. This decrease was partially offset by $8 million from higher volume and $5 million of freight recovery classified as revenue in the current period. The absence of revenue of the Gem Fabrication manufacturing facility sold in fiscal year 2012 had an unfavorable impact of $5 million.

Net sales decreased $29 million for the nine months ended June 28, 2013 to $1,197 million, from $1,226 million for the nine months ended June 29, 2012. The decrease was due primarily to the impact of lower average selling prices from our GPTC and GCCM products of about $56 million and an unfavorable foreign currency exchange impact of $11 million, primarily as a result of the appreciation of the U.S. Dollar versus the Brazilian Real. This decrease was partially offset by a higher volume of GPTC and GCCM products of approximately $32 million and $15 million of freight recovery classified as revenue in the current period. The year to date revenue generated by a business acquired in fiscal year 2012, partially offset by the absence of revenue of the Gem Fabrication manufacturing facility sold in fiscal year 2012, had an unfavorable impact of $9 million.
Operating Income
Operating loss was $17 million for the three months ended June 28, 2013, which decreased $24 million from the operating income of $7 million for the three months ended June 29, 2012. The decrease was due primarily to lower gross margins of $12 million, mainly as a result of lower average selling prices for GPTC products and higher asset impairment charges of $15 million, offset by lower selling, general and administrative expense of $3 million.
Operating income decreased by $29 million to $1 million for the nine months ended June 28, 2013, compared to $30 million for the nine months ended June 29, 2012. The decrease was due primarily to lower gross margins of $20 million and high asset impairment charges of $17 million, partly offset by lower selling, general and administrative expense of $8 million.
Adjusted EBITDA (Non-GAAP): Adjusted EBITDA was $23 million and $32 million for the three months ended June 28, 2013 and June 29, 2012, respectively, and $78 million and $88 million for the nine months ended June 28, 2013 and June 29, 2012, respectively.
Adjusted Economic EBITDA (Non-GAAP): Adjusted Economic EBITDA was $32 million and $43 million for the three months ended June 28, 2013 and June 29, 2012, respectively, and $101 million and $113 million for the nine months ended June 28, 2013 and June 29, 2012, respectively.

Total Net Debt (Non-GAAP): The total net debt was $379 million and $382 million as of June 28, 2013 and September 28, 2012, respectively. The total net debt is defined as total debt net of cash and cash equivalents limited to $35 million. The reconciliation between total debt and total net debt was shown in supplemental schedule F.

SEGMENT RESULTS
Results of Operations by Segment
Global Pipe, Tube & Conduit

	Three months ended June 28, 2013	Three months ended June 29, 2012	Change	Nine months ended June 28, 2013	Nine months ended June 29, 2012	Change
Net sales	$266	$276	$(10)	$775	$791	$(16)
Operating (loss) income	(17)	6	(23)	(4)	23	7
Adjusted EBITDA	15	19	(4)	49	54	(5)

Net Sales
Net sales for the three months ended June 28, 2013 decreased $10 million to $266 million, from $276 million for the three months ended June 29, 2012. The decrease was attributable primarily to lower average selling prices partly offset by higher volume. The decrease was also partly offset by $5 million attributable to freight recovery, which was classified as revenue in the current period. Changes in foreign currency exchange rates had an unfavorable impact of $2 million, primarily as a result of the appreciation of the U.S. Dollar versus the Brazilian Real.
Net sales for the nine months ended June 28, 2013 decreased $16 million to $775 million, from $791 million for the nine months ended June 29, 2012. The decrease was attributable primarily to lower average selling prices partly offset by higher volume. The gradually improving non-residential construction market in North America contributed to higher volumes, up 4% from the nine months ended June 29, 2012. The decrease was also partially offset by an increase of $15 million of freight recovery, which was classified as revenue in the current period. Changes in foreign currency exchange rates had an unfavorable impact of $11 million, primarily as a result of the appreciation of the U.S. Dollar versus the Brazilian Real.
Operating Income
Operating loss was $17 million for the three months ended June 28, 2013, which decreased $23 million from operating income of $6 million in the three months ended June 29, 2012. The decrease in operating income was due primarily to higher asset impairment charges of $21 million and lower average selling prices partly offset by lower average raw material steel costs for GPTC products. Average selling prices were 10% lower during three months ended June 28, 2013, compared to the three months ended June 29, 2012.
Operating loss was $4 million for the nine months ended June 28, 2013, which decreased $27 million from operating income of $23 million in the nine months ended June 29, 2012. The decrease in operating income was due primarily to higher asset impairment charge of $22 million and lower average selling prices, partly offset by higher volume and lower average raw material steel costs for GPTC products. Average selling prices were 9% lower during the nine months ended June 28, 2013, compared to the nine months ended June 29, 2012.

Global Cable & Cable Management

	Three months ended June 28, 2013	Three months ended June 29, 2012	Change	Nine months ended June 28, 2013	Nine months ended June 29, 2012	Change
Net sales	$151	$163	$(12)	$453	$463	$(10)
Operating income	9	17	(8)	30	47	(17)
Adjusted EBITDA	13	21	(8)	43	59	(16)
Net Sales
Net sales decreased $12 million to $151 million for the three months ended June 28, 2013, compared to $163 million for the three months ended June 29, 2012. The decrease was due primarily to lower average selling prices and lower volume of cable products impacted by an employee strike at one of our plants which was settled in July 2013, partially offset by higher volume for cable management products.
Net sales decreased $10 million to $453 million for the nine months ended June 28, 2013, compared to $463 million for the nine months ended June 29, 2012. The decrease was due primarily to lower average selling prices and lower volume of cable products impacted by an employee strike at one of our plants which was settled in July 2013, partially offset by higher volume for cable management products.

Operating Income
Operating income for the three months ended June 28, 2013 decreased $8 million to $9 million, compared to $17 million in the three months ended June 29, 2012. The decrease was due primarily to lower average selling prices and lower volume of cable products and additional operating expense as a result of an employee strike at one of our plants which was settled in July 2013, partially offset by the favorable impact of higher volume for cable management products and lower average raw material copper costs.
Operating income for the nine months ended June 28, 2013 decreased $17 million to $12 million, compared to $47 million in the nine months ended June 29, 2012. The decrease was due primarily to lower average selling prices and lower volume of cable products and additional operating expense as a result of an employee strike at one of our plants which was settled in July 2013 and an asset impairment charge of $1 million, partially offset by the favorable impact of higher volume for cable management products.

Conference Call
Atkore International will host a conference call on August 9, 2013 at 10:00 a.m. Eastern Time. The call may be accessed over the telephone at 1-866-803-2143 using the passcode of “Atkore.” An audio replay will be available shortly after the call.
About Atkore International
Atkore International is a global manufacturer of galvanized steel tubes and pipes, electrical conduit, armored wire and cable, metal framing systems and building components, serving a wide range of construction, electrical, fire and security, mechanical and automotive applications. With 3,000 employees and 20 manufacturing and 16 distribution facilities worldwide, Atkore supplies global customers with innovative solutions and quality products. To learn more, please visit www.atkore.com

Cautionary Notice Regarding Forward-Looking Statements
This news release contains statements about future events and expectations that constitute forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor provisions created by statute. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and readers are cautioned not to place undue reliance on such statements. Factors that could cause actual events or results to differ materially from the events or results described in any forward-looking statements include, but are not limited to: the sustained or further downturn in the non-residential construction industry; fluctuations in the price of raw materials; new regulations related to “conflict minerals”; our reliance on the availability and cost of freight and energy; changes in governmental regulation, including the National Electrical Code or other legislation and regulation; risks relating to doing business internationally; claims for damages for defective products; our ability to generate or raise capital in the future; risk of material environmental, health and safety liabilities and obligations; changes in the source and intensity of competition in business; the level of similar product imports into North America; our reliance on a small number of customers; work stoppages, employee strikes and other production disputes; our significant financial obligations relating to pension plans; unplanned outages at our facilities and other unforeseen disruptions; our ability to protect and enforce our intellectual property rights; our ability to attract and retain qualified employees; the reliability of our information systems; cyber security risks and cyber incidents; risks inherent in acquisitions and the financing thereof; our substantial indebtedness and our ability to incur further indebtedness; limitations on our business under the instruments governing our indebtedness; risks relating to us operating as a stand-alone company; and the risk that the benefits from the sale by Tyco International Ltd. of a majority interest in us to Clayton Dubilier & Rice, LLC and the related transactions may not be fully realized or may take longer to realize than expected.
You should read carefully the factors described under the section titled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended September 28, 2012, and those described in our other filings with the SEC. These and other risks, uncertainties and factors could cause our actual results to differ materially from those projected in any forward-looking statements we make. These factors may not constitute all factors that could cause actual results to differ materially. We operate in a continually changing business environment. New factors emerge from time to time, and it is not possible to predict all risks that may affect us. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should be viewed as historical data.
Note Concerning Non-GAAP Measurement Tools
We have provided detailed explanations of our non-GAAP financial measures in our Form 8-K filed this morning, which is available on our website.

Supplemental Schedules
Condensed Consolidated Statements of Operations	A
Condensed Consolidated Balance Sheets	B
Condensed Consolidated Statements of Cash Flows	C
Segment & Geographic Information	D
Non-GAAP Financial Measure Reconciliation	E & F
# # #

Supplemental Schedule A

ATKORE INTERNATIONAL HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
($ in millions)	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012
Net sales	$406	$428	$1,197	$1,226
Costs and expenses
Cost of sales	356	366	1,037	1,046
Asset impairment charges	24	9	26	9
Selling, general and administrative	43	46	133	141
Operating (loss) income	(17)	7	1	30
Interest expense, net	12	13	36	37
Loss before income taxes	(29)	(6)	(35)	(7)
Income tax expense (benefit)	1	(6)	1	(6)
Loss from continuing operations	(30)	—	(36)	(1)
Loss from discontinued operations and disposal net of income tax expense of $0, $2, $0, $0, respectively	—	(3)	—	(6)
Net loss	$(30)	$(3)	$(36)	$(7)

Supplemental Schedule B
ATKORE INTERNATIONAL HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

($ in millions, except per share data)	June 28, 2013	September 28, 2012
Assets
Current Assets:
Cash and cash equivalents	$57	$52
Accounts receivable, less allowance for doubtful accounts of $5 and $3, respectively	211	235
Receivables due from Tyco International Ltd. and its affiliates	3	9
Inventories, net	249	237
Assets held for sale	11	11
Prepaid expenses and other current assets	37	35
Deferred income taxes	20	22
Total current assets	588	601
Property, plant and equipment, net	241	283
Intangible assets, net	255	266
Goodwill	132	132
Deferred income taxes	—	3
Receivables due from Tyco International Ltd. and its affiliates	13	13
Other assets	19	31
Total Assets	$1,248	$1,329
Liabilities and Equity
Current Liabilities:
Short-term debt	$4	$7
Accounts payable	105	130
Income tax payable	3	4
Accrued and other current liabilities	76	79
Total current liabilities	188	220
Long-term debt	410	410
Deferred income taxes	80	83
Income tax payable	13	13
Pension liabilities	37	40
Other long-term liabilities	11	11
Total Liabilities	739	777
Shareholder’s Equity:
Common shares, $.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	—	—
Additional paid in capital	607	605
Accumulated deficit	(61)	(25)
Accumulated other comprehensive loss	(37)	(28)
Total Shareholder’s Equity	509	552
Total Liabilities and Shareholder’s Equity	$1,248	$1,329

Supplemental Schedule C

ATKORE INTERNATIONAL HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

($ in millions)	Nine months ended June 28, 2013	Nine months ended June 29, 2012
Operating activities
Net loss	$(36)	$(7)
Adjustments to reconcile net loss to net cash used for operating activities:
Loss from discontinued operations and disposal	—	6
Depreciation and amortization	36	38
Amortization of debt issuance costs	5	5
Deferred income taxes	—	(8)
Provision for losses on accounts receivable and inventory	5	4
Asset impairment charges	26	9
Other items	4	1
Changes in operating assets and liabilities, net of effects from acquisitions	(27)	(37)
Net cash provided by continuing operating activities	13	11
Net cash provided by discontinued operating activities	—	10
Net cash provided by operating activities	13	21
Investing activities:
Capital expenditures	(9)	(17)
Proceeds from sale of properties and equipment	3	—
Acquisitions of businesses, net of cash acquired	—	(40)
Other, net	3	—
Net cash used for continuing investing activities	(3)	(57)
Net cash provided by discontinued investing activities	—	40
Net cash used for investing activities	(3)	(17)
Financing activities:
Borrowings under Credit Facility	192	374
Repayments under Credit Facility	(192)	(393)
Proceeds from short-term debt	7	4
Repayments of short-term debt	(10)	(1)
Repayments of long-term debt	—	(1)
Net cash used for continuing financing activities	(3)	(17)
Net cash provided by discontinued financing activities	—	—
Net cash used for financing activities	(3)	(17)
Effects of foreign exchange rate changes on cash and cash equivalents	(2)	(1)
Increase (decrease) in cash and cash equivalents	5	(14)
Cash and cash equivalents at beginning of period	52	48
Cash and cash equivalents at end of period	$57	$34
Supplementary Cash Flow information
Interest paid	$21	$23
Income taxes paid, net of refunds	3	3
Capital expenditures, not yet paid	1	1

Supplemental Schedule D
ATKORE INTERNATIONAL HOLDINGS INC.
SEGMENT & GEOGRAPHIC INFORMATION
(unaudited)

($ in millions)	Three months ended June 28, 2013	Three months ended June 29, 2012	Nine months ended June 28, 2013	Nine months ended June 29, 2012
Net sales:
Global Pipe, Tube & Conduit	$266	$276	$775	$791
Global Cable & Cable Management	151	163	453	463
Elimination of intersegment revenues	(11)	(11)	(31)	(28)
	$406	$428	$1,197	$1,226
Operating (loss) income:
Global Pipe, Tube & Conduit	$(17)	$6	$(4)	$23
Global Cable & Cable Management	9	17	30	47
Corporate and Other	(9)	(16)	(25)	(40)
	$(17)	$7	$1	$30

	Three months ended June 28, 2013	Three months ended June 29, 2012	Nine months ended June 28, 2013	Nine months ended June 29, 2012
Net sales:
U.S.	$335	$354	$991	$1,017
Other Americas	47	48	134	137
Europe	10	11	29	34
Asia-Pacific	14	15	43	38
	$406	$428	$1,197	$1,226

Supplemental Schedule E
ATKORE INTERNATIONAL HOLDINGS INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(unaudited)

($ in millions)	Three months ended June 28, 2013	Three months ended June 29, 2012	Nine months ended June 28, 2013	Nine months ended June 29, 2012
Net loss	$(30)	$(3)	$(36)	$(7)
Loss from discontinued operations	—	1	—	6
Tax impact on discontinued operations	—	2	—	—
Net loss from continuing operations	(30)	—	(36)	(1)
Add:
Depreciation and amortization	12	13	36	38
Interest expense	12	13	36	37
Benefit for income tax	1	(6)	1	(6)
EBITDA	(5)	20	37	68
Add:
Restructuring (1)	—	(2)	1	(2)
Non-cash share based compensation (2)	1	—	2	—
Unusual product liability (3)	1	—	2	1
Non-cash pension expense (4)	—	1	2	2
Management fee	2	2	5	5
Asset impairment (5)	24	9	26	9
Other non-cash items (6)	—	2	3	5
Adjusted EBITDA	$23	$32	$78	$88
Economic EBITDA Adjustment (7)	9	11	23	25
Adjusted Economic EBITDA	$32	$43	$101	$113

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated
($ in millions)	Three months ended June 28, 2013	Three months ended June 28, 2013	Three months ended June 28, 2013	Three months ended June 28, 2013
Operating (loss) income	$(17)	$9	$(9)	$(17)
Add:
Depreciation and amortization	8	4	—	12
EBITDA	(9)	13	(9)	(5)
Add:
Restructuring (1)	—	—	—	—
Non-cash share based compensation (2)	—	—	1	1
Unusual product liability (3)	—	—	1	1
Non-cash pension expense (4)	—	—	—	—
Management fee	—	—	2	2
Asset impairment (5)	24	—	—	24
Other non-cash items (6)	—	—	—	—
Adjusted EBITDA	$15	$13	$(5)	$23

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated
($ in millions)	Three months ended June 29, 2012	Three months ended June 29, 2012	Three months ended June 29, 2012	Three months ended June 29, 2012
Operating income (loss)	$6	$17	$(16)	$7
Add:
Depreciation and amortization	9	4	—	13
EBITDA	15	21	(16)	20
Add:
Restructuring (1)	—	—	(2)	(2)
Non-cash share based compensation (2)	—	—	—	—
Unusual product liability (3)	—	—	—	—
Non-cash pension expense (4)	1	—	—	1
Management fee	—	—	2	2
Asset impairment (5)	3	—	6	9
Other non-cash items (6)	—	—	2	2
Adjusted EBITDA	$19	$21	$(8)	$32

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated
($ in millions)	Nine months ended June 28, 2013	Nine months ended June 28, 2013	Nine months ended June 28, 2013	Nine months ended June 28, 2013
Operating (loss) income	$(4)	$30	$(25)	$1
Add:
Depreciation and amortization	23	12	1	36
EBITDA	19	42	(24)	37
Add:
Restructuring (1)	1	—	—	1
Non-cash share based compensation (2)	—	—	2	2
Unusual product liability (3)	—	—	2	2
Non-cash pension expense (4)	2	—	—	2
Management fee	—	—	5	5
Asset impairment (5)	25	1	—	26
Other non-cash items (6)	2	—	1	3
Adjusted EBITDA	$49	$43	$(14)	$78

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated
($ in millions)	Nine months ended June 29, 2012	Nine months ended June 29, 2012	Nine months ended June 29, 2012	Nine months ended June 29, 2012
Operating income (loss)	$23	$47	$(40)	$30
Add:
Depreciation and amortization	25	12	1	38
EBITDA	48	59	(39)	68
Add:
Restructuring (1)	—	—	(2)	(2)
Non-cash share based compensation (2)	—	—	—	—
Unusual product liability (3)	—	—	1	1
Non-cash pension expense (4)	2	—	—	2
Management fee	—	—	5	5
Asset impairment (5)	3	—	6	9
Other non-cash items (6)	1	—	4	5
Adjusted EBITDA	$54	$59	$(25)	$88

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated
($ in millions)	For the Trailing Twelve Months Ended June 28, 2013	For the Trailing Twelve Months Ended June 28, 2013	For the Trailing Twelve Months Ended June 28, 2013	For the Trailing Twelve Months Ended June 28, 2013
Operating (loss) income	$(3)	$46	$(36)	$7
Add:
Depreciation and amortization	31	16	1	48
EBITDA	28	62	(35)	55
Add:
Restructuring (1)	2	1	—	3
Non-cash share based compensation (2)	—	—	3	3
Unusual product liability (3)	—	—	5	5
Non-cash pension expense (4)	3	—	—	3
Management fee	—	—	6	6
Asset impairment (5)	28	1	—	29
Other non-cash items (6)	4	1	—	5
Adjusted EBITDA	$65	$65	$(21)	$109

(in millions)	For the Three Months Ended September 28, 2012	For the Three Months Ended December 28, 2012	For the Three Months Ended March 29, 2013	For the Three Months Ended June 28, 2013	For the Trailing Twelve Months Ended June 28, 2013
Net loss	$(1)	$(4)	$(2)	$(30)	$(37)
Loss from discontinued operations	—	—	—	—	—
Tax impact on discontinued operations	—	—	—	—	—
Net loss from continuing operations	(1)	(4)	(2)	(30)	(37)
Add:
Depreciation and amortization	12	13	11	12	48
Interest expense	11	12	12	12	47
(Benefit) expense for income tax	(4)	(1)	1	1	(3)
EBITDA	18	20	22	(5)	55
Add:
Restructuring (1)	2	2	(1)	—	3
Non-cash share based compensation (2)	1	—	1	1	3
Unusual product liability (3)	3	—	1	1	5
Non-cash pension expense (4)	1	1	1	—	3
Management fee	1	2	1	2	6
Asset impairment (5)	3	1	1	24	29
Other non-cash items (6)	2	1	2	—	5
Adjusted EBITDA	31	27	28	23	109
Economic EBITDA Adjustment (7)	14	8	6	9	37
Adjusted Economic EBITDA	$45	$35	$34	$32	$146

(1)	Represents facility exit costs and employee severance and benefit costs.

(2)	Represents the add-back of non-cash compensation expense for restricted share awards and share options.

(3)	Represents the add-back of product liability expense associated with a discontinued type of sprinkler pipe.

(4)	Represents the add-back of pension expense.

(5)
Represents asset impairment charges related to Brazil asset group, an Enterprise Resource Planning system, intangible assets and goodwill associated with a manufacturing facility classified as held for sale, and buildings held for sale.

(6)	Represents the net impact of other non-cash items, including non-recurring consulting fees, a one-time executive severance expense, and a loss on the sale of fixed assets.

(7)
Represents an adjustment to cost of sales in the GPTC business to substitute an estimate of the current period, current market steel materials cost for the accounting cost, which is done on a first-in first-out ("FIFO") basis. The Company believes this adjustment represents a more accurate view of the economic performance by aligning the relationship between pricing and steel cost in the same period. Use of the FIFO costing method, as we do in our GAAP accounting records, results in higher spreads when steel costs are rising and lower spreads when steel costs are falling. The difference may be significant and may result in distorted performance comparisons. The use of Adjusted Economic EBITDA eliminates a significant portion of this volatility.

Supplemental Schedule F
ATKORE INTERNATIONAL HOLDINGS INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(unaudited)
Consolidated Total Leverage Ratio as of June 28, 2013 and September 28, 2012 is as follows:

($ in millions)	June 28, 2013	September 28, 2012
Senior secured notes due January 1, 2018	$410	$410
Asset-based credit facility	—	—
Other	4	7

Total debt	414	417
Less cash on-hand (limited to $35 million) (1)	(35)	(35)

Total net debt (A)	$379	$382

Total Consolidated EBITDA (B) (2)	109	119

Total Leverage Ratio (A)/(B)	3.5	3.2

(1)	As of June 28, 2013 and September 28, 2012, cash and cash equivalents were $57 million and $52 million, respectively.

(2)	Total consolidated Adjusted EBITDA for the last 12 months.